Exhibit 10.2

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of May 8, 2024 by and among Mosaic ImmunoEngineering, Inc, a Delaware corporation (“Company”), and Oncotelic Therapeutics, Inc. (f/k/a Mateon Therapeutics, Inc. and now the “Lender”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Notes (as defined below).

WHEREAS, the Company and Lender entered into a binding terms sheet dated April 26, 2024 (“Binding Term Sheet”) whereby Lender agreed to provide a loan to Company to cover certain operational costs; and

WHEREAS, Lender shall provide certain short term funding in one or more tranches to the Company through the issuance by the Company to the Lender of Note(s) (as defined below) in the aggregate principal amount not to exceed Seventy Thousand USD ($70,000 USD) during the period beginning on the date of the first of the Notes, and the Company desires to memorialize such short term financing pursuant to the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Lenders agree as follows:

1. Definitions.

(a) “Change of Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision) (any of the foregoing hereafter a “Person”) of fifty percent (50%) or more of either (a) the then outstanding shares of the capital stock of the Company (the “Outstanding Capital Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”), provided, however, that such an acquisition by one of the following shall not constitute a change of control: (1) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (2) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of fifty percent (50%) or more of the Voting Securities or (3) any corporation with respect to which, following such acquisition, more than sixty percent (60%) of both the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock or Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock or Voting Securities, as the case may be; or

(ii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, in substantially the same proportions, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination; or

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(iii) A sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than sixty percent (60%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors are then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock or Voting Securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

(b) “Common Stock” shall mean the shares of the common stock, par value $0.00001 per share, of the Company.

(c) “Consideration” shall mean the amount of money paid by Lender pursuant to this Agreement as shown on the Schedule of Lenders.

(d) “Maturity Date” shall be as set forth in each Note (as defined below).

(e) “Notes” shall mean the one or more promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

2. Amount and Terms of the Notes.

2.1 Issuance of Notes. In return for the Consideration paid by the Lender, the Company shall sell and issue to such Lender one or more Notes. Each Note shall have a principal balance equal to that portion of the Consideration paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible as set forth in the Notes.

3. Closing Mechanics.

3.1 Closing. The initial closing (the “Initial Closing”) of the purchase of the Notes in return for the Consideration paid by the Lender shall take place at such other time and place as the Company and the Lender purchasing the Notes to be sold at the Initial Closing (based upon aggregate principal amount) agree upon orally or in writing. At the Initial Closing, each Lender shall deliver the Consideration to the Company, and the Company shall deliver to each Lender one or more executed Notes, in return for the respective Consideration provided to the Company.

4. Representations and Warranties of the Company. In connection with the purchase and sale of Notes provided for herein, the Company hereby represents and warrants to the Lenders as of the date hereof that:

4.1 Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2 Authorization. All Company action has been taken on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes, the valid and enforceable obligations they purport to be.

4.3 Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Notes, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation, By-laws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

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5. Representations and Warranties of the Lender. In connection with the purchase and sale of Notes provided for herein, Lender hereby represents and warrants to the Company that:

5.1 Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Lender represents that it has full power and authority to enter into this Agreement.

5.2 Purchase Entirely for Own Account. Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Notes and the shares of Common Stock issuable upon conversion of the Notes (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

5.3 Disclosure of Information. Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Securities, and that such questions have been answered to such Lender’s satisfaction.

5.4 Investment Experience. Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

5.5 Accredited Investor. Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933 as amended (the “Securities Act”), as presently in effect, and has checked the applicable box on Exhibit C attached to this Agreement as to the Lender’s qualification as an accredited investor.

5.6 Restricted Securities. Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Lender represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.7 Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5 and Section 7.11, and:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

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5.8 Legends. It is understood that the Securities may bear a legend substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

6. Defaults and Remedies.

6.1 Events of Default. The following events shall be considered Events of Default with respect to each Note:

(a) The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than thirty (30) days after the Maturity Date or at a date fixed by acceleration or otherwise;

(b) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company;

(c) Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

(d) The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement or the Notes within thirty (30) days after written notice from Lender to perform or observe such obligation; or

(e) A Change of Control Event with respect to the Company shall have occurred, provided however, that completing a transaction under the Binding Term Sheet shall not be an Event of Default.

6.2 Remedies. Upon the occurrence of an Event of Default under Section 6.1 hereof, at the option and upon the declaration of the Lender, the entire unpaid principal and accrued and unpaid interest on the Notes shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the holders of the Notes may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Notes and exercise any and all other remedies granted at law, in equity or otherwise.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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7.2 Governing Law. This Agreement and the Notes shall be governed by and construed under the laws of the State of Delaware. Lender hereby expressly consents to the exclusive jurisdiction of the state and federal courts situated in the City, County and State of Delaware for all actions arising out of, or relating to this Agreement, and irrevocably waives the defense of inconvenient forum to the maintenance of such action or proceeding.

7.3 Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party execution (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 7.5):

If to the Company:

Mosaic ImmunoEngineering, Inc.

9114 Adams Avenue, #202

Huntington Beach, CA 92646

Attn: Chief Executive Officer

If to Lenders:

Oncotelic Therapeutics Inc.

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

Attn: Chief Executive Officer

At the respective addresses shown on the signature pages hereto.

7.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

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7.8 Entire Agreement; Amendments and Waivers. This Agreement and the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.10 Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

7.11 Acknowledgement. In order to avoid doubt, it is acknowledged that each Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock that occur prior to the conversion of the Notes.

7.12 Indemnity; Costs, Expenses and Attorneys’ Fees. The Company shall indemnify and hold each Lender harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of such Lender’s counsel, which a Lender may directly or indirectly suffer or incur by reason of the failure of the Company to perform any of its obligations under this Agreement, any Note, any agreement executed in connection herewith or therewith, any grant of or exercise of remedies with respect to any collateral at any time securing any obligations evidenced by this Agreement or the Notes, or any Lender’s execution or performance of this Agreement or any agreement executed in connection herewith, provided, however, that the indemnity agreement contained in this section shall not apply to liabilities that a Lender may directly or indirectly suffer or incur by reason of such Lender’s own gross negligence, willful misconduct or fraud.

7.13 Further Assurance. From time to time, the Company shall execute and deliver to the Lender such additional documents and shall provide such additional information to the Lender to carry out the terms of this Agreement and the Notes, and any agreements executed in connection herewith or therewith.

7.15.Confidentiality. Each Lender acknowledges and agrees that any information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. Each Lender agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any technical, trade or business secrets of the Company and any technical, trade or business materials that are treated by the Company as confidential or proprietary, and confidential information obtained by or given to the Company about or belonging to third parties..

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Mosaic ImmunoEngineering, Inc.

By: /s/ Steve King

Name: Steven King

Title: President and CEO

Oncotelic Therapeutics, Inc.

By: /s/ Vuong Trieu

Name: Vuong Trieu, Ph. D.

Title: CEO

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EXHIBIT A

Form of Convertible Promissory Note

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FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

MOSAIC IMMUNOENGINEERING, INC.
UNSECURED CONVERTIBLE PROMISSORY NOTE

US$________	Date: __________, 2024

FOR VALUE RECEIVED, MOSAIC IMMUNOENGINEERING, INC., a corporation duly incorporated under the laws of the State of Delaware (the “Company”), hereby promises to pay to ONCOTELIC THERAPEUTICS, INC. or its permissible assigns (the “Holder”) the principal sum of $________, together with accrued and unpaid interest thereon, in the manner provided herein. This convertible promissory note is one of a series of convertible promissory notes issued by the Company to investors pursuant to that certain Note Purchase Agreement dated as of ______________, 2024 (the “Purchase Agreement”) containing substantially identical terms and conditions. This convertible promissory note shall be referred to herein as this “Note”, and all of such convertible promissory notes are referred to herein as the “Notes”. Each capitalized term used, but not defined, in this Note shall have the meaning ascribed to it in the Purchase Agreement.

1. Payment.

1.1 Payment. Unless earlier converted as provided herein, all amounts outstanding and unpaid under this Note, including any interest accrued thereon, shall be due and payable upon the earliest to occur of: (i) closing of a financing of at least $2.0 million (or converted into additional shares of common stock of Mosaic pursuant to Section 3), as requested by Oncotelic, or (ii) on demand by the Holder at any time following an Event of Default (the earliest to occur of clauses (i) or (ii) being referred to herein as the “Maturity Date”). The Company waives demand, presentment, diligence, protest, notice of protest and notice of dishonor with respect to this Note. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company.

1.2 Pre-Payment. This Note may be prepaid, whether in whole or in part, without the prior written consent.

2. Interest. Interest on the unpaid principal amount shall accrue beginning on the issue date set forth above at a rate equal to sixteen percent (16%) per annum computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Note until the principal amount and all interest accrued thereon are paid or converted as provided in Section 3 hereof. Except upon the earlier conversion in accordance with Section 3, interest shall not be due and payable until the Maturity Date or such earlier time as set forth in Section 1(a).

3. Conversion. Upon written notice delivered by Holder to the Company not more than five (5) days following the Maturity Date (such notice, the “Election Notice”), the Holder shall have the right, but not the obligation, to elect to convert the entire unpaid principal amount of all, but not less than all, of the Notes (including this Note) and the accrued and unpaid interest thereon into such number of shares of Common Stock as is equal to, with respect to each Note: the entire unpaid principal amount of such Note and the accrued and unpaid interest thereon on the date of the delivery of the Election Notice by the closing price of Mosaic’s common stock on the date that is one day prior to such Election Notice (such price, the “Conversion Price”, and the number of shares of Common Stock to be issued pursuant to the foregoing formula, the “Conversion Shares”).

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4. Mechanics of Conversion. In the event that this Note is converted pursuant to Section 3, the Holder shall surrender this Note, duly endorsed, to the Company promptly following the delivery of the Election Notice, and the Note shall thereupon be canceled. As soon as practicable following surrender of this Note (or a duly executed affidavit of loss with any indemnity requested by the Company) and at its expense, the Company will take such steps, and execute and deliver such agreements, documents and instruments, as may be reasonably necessary to issue and deliver to the Holder a certificate, certificates or a book entry from the Company’s stock transfer agent, Issuer Direct, representing the number of shares of Common Stock to which the Holder is entitled upon such conversion.

5. Termination of Rights. Upon payment in full of this Note, or conversion of this Note in accordance with Section 3, all rights with respect to this Note shall terminate, whether or not this Note has been surrendered for cancellation.

6. Events of Default. In case an Event of Default shall occur, then upon demand by the Holder (which demand shall not be required in the case of an Event of Default under Sections 6.1(b) or (c) of the Purchase Agreement), the entire outstanding principal amount, plus accrued and unpaid interest thereon, of this Note shall become immediately due and payable in the manner and with the effect provided in the Purchase Agreement and this Note.

7. Transfer; Successors and Assigns. The Holder may not sell, assign, pledge, dispose of or otherwise transfer this Note or any interest herein without the prior written consent of the Company; provided, however, a Holder that is a partnership, corporation, trust, joint venture, unincorporated organization or other entity may transfer this Note to any person that owns all (but not less than all) of the issued and outstanding voting securities of such entity without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note (or affidavit of loss with any indemnity reasonably requested by the Company) for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered Holder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

8.Security; Liability of Certain Persons. The Notes shall be unsecured obligations of the Company. In no event will any officer, director, employee, agent, representative or stockholder of the Company be liable for any amounts due and payable pursuant to this Note.

9.Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

10.Notices. All notices required or permitted hereunder shall be given in accordance with Section 7.5 of the Purchase Agreement.

11.Amendments and Waivers. The terms and provisions of this Note may be amended or modified, and any provision hereof may be waived, only with the written consent of the Company and the Note Holders.

12.Headings. The headings in this Note are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

MOSAIC IMMUNOENGINEERING, INC.

By:

Name: Steven King

Title: President and CEO

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